FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2016 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 27, 2016) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today reported business results for the third quarter ended September 30, 2016.
Third Quarter 2016 Highlights

•	Record net revenue of $303.4 million, up 8% over the prior year

•	Adjusted EBITDA of $67.3 million, 7% below the prior year

•	Net income of $8.7 million, 107% increase over the prior year

•	Diluted net income per share of $0.52, 117% higher than the prior year

•	$1.32 per share dividend, 15% increase over prior year and sixth consecutive year of increase

CONSOLIDATED RESULTS	Third Quarter
(in millions, except per share data):	2016	2015

Net revenue	$303.4	$279.8
Adjusted EBITDA-a)	67.3	72.2
Net income	8.7	4.2
Diluted net income per share	$0.52	$0.24

(a- Non-GAAP measure. See explanation of non-GAAP measures below.
Net revenue growth was driven by an $18.7 million increase from Big Fish Games primarily from casual and mid-core free-to-play game growth, a $4.3 million increase from TwinSpires and a $0.3 million increase from our Casinos segment.
Adjusted EBITDA declined $4.9 million driven by a $9.8 million decrease from Big Fish Games partially offset by:

•	$3.7 million increase from Casinos

•	$1.2 million increase from TwinSpires
The increase in net income and diluted net income per share was primarily a result of:

•	$17.4 million increase in operating income due to:

•	$12.2 million decrease in Calder exit costs

•	$5.3 million increase from Big Fish Games

•	$3.1 million increase in TwinSpires

•	Partially offset by a $1.1 million decrease from Casinos, a $1.0 million decrease from Racing and a $1.1 million decrease in other expense

•	$2.6 million increase in income from our equity investments related to Saratoga Casino Holdings LLC (“SCH”) and Miami Valley Gaming (“MVG”)

•	Partially offsetting these increases were:

•	$11.0 million increase in our income tax provision primarily from additional operating income and an increase in our effective tax rate

•	$4.4 million increase in net interest expense associated with higher outstanding debt balances
Operating Segment Summaries:
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

RACING	Third Quarter
(in millions):	2016	2015

Net revenue	$41.3	$41.2
Adjusted EBITDA	0.4	0.3
Net revenue was relatively flat for the quarter as increased revenue at Churchill Downs was offset by declines at Fair Grounds and Arlington.
Adjusted EBITDA increased by $0.1 million primarily driven by:

•	$0.5 million increase at Churchill Downs from handle growth associated with a strong September racing meet

•	$0.3 million increase at Calder primarily driven by a property tax refund associated with cessation of pari-mutuel operations

•	Partially offset by a $0.7 million decrease at Fair Grounds from a decline in revenue and higher variable expenses

CASINOS	Third Quarter
(in millions):	2016	2015

Net revenue	$83.0	$82.7
Adjusted EBITDA	30.4	26.7
Net revenue increased $0.3 million driven by:

•	$2.1 million increase in Oxford revenue resulting from increased visitation and refined successful marketing programs which drove improved market share

•	$0.5 million increase in Calder revenue due to successful marketing and promotional activities

•	Partially offset by:

•	$1.4 million decline at Riverwalk due to escalating promotional offers from competitors in the local market

•
$0.7 million decrease at Fair Grounds resulting from a parish-wide smoking ban, an increase in marketing promotions from competitors and a depressed Gulf Coast oil and gas industry which drove a local market decline

Adjusted EBITDA grew $3.7 million primarily driven by:

•	$1.8 million increase in Saratoga Casino Holdings management fee and equity income

•	$1.1 million increase at Oxford from increased visitation and successful promotional activities

•	$0.9 million increase in Miami Valley Gaming equity income driven by strong marketing programs

•	$0.9 million decrease in corporate allocated expense

•
Partially offset by declines of $0.6 and $0.5 million at our Mississippi and Louisiana properties, respectively, due to competitive marketing spending, a depressed regional oil and gas industry and an Orleans Parish smoking ban in Louisiana

TWINSPIRES	Third Quarter
(in millions):	2016	2015

Net revenue	$55.1	$50.7
Adjusted EBITDA	14.3	13.1
Net revenue increased $4.4 million, or 9%, primarily due to an 8% increase in active players. TwinSpires handle grew 14.3%, outpacing the U.S. thoroughbred industry performance by 13.5 percentage points.
Adjusted EBITDA grew $1.2 million primarily driven by the favorable impact of increased wagering, net of content costs, from handle growth and an increase in active players.

BIG FISH GAMES	Third Quarter
(in millions):	2016	2015

Bookings
Social casino	$44.2	$47.5
Casual and mid-core free-to-play	51.8	40.3
Premium	22.5	26.7
Total bookings -a)	118.5	114.5

Net revenue	$122.3	$103.6
Adjusted EBITDA	23.4	33.2

(a- Bookings is a non-GAAP financial measure equal to the revenue recognized plus the change in deferred revenue for the periods presented. This non-GAAP measure may differ from other companies’ definition of this measure, and it should not be considered a substitute for, or superior to, any other measure provided in accordance with GAAP.

Total bookings grew $4.0 million, or 3%, as our casual and mid-core free-to-play division continued to show strong growth more than offsetting the declines in the social casino and premium divisions.

•	Social casino bookings declined by $3.3 million compared to the third quarter of 2015 reflecting an 8% increase in average paying users and a 14% decline in average bookings per paying user

•	Casual and mid-core free-to-play bookings’ growth of $11.5 million was driven by a 23% increase in average paying users and a 5% increase in average bookings per paying user.

•	Premium bookings declined $4.2 million, or 16%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games.
Net revenue increased $18.7 million, driven primarily by:

•	$23.5 million increase in casual and mid-core free-to-play revenue

•	The fair value adjustment to Big Fish Games deferred revenue assumed as part of the acquisition was $1.9 million lower than the prior year quarter

•	Partially offsetting these increases were a $3.6 million decline in premium games revenue and a $3.1 million decrease in social casino revenue driven by a decrease in bookings
Adjusted EBITDA decreased $9.8 million, driven primarily by:

•	$4.4 million increase in user acquisition spending

•	$5.5 million increase in platform fees on higher bookings

•	$2.2 million increase in developer fees

•	$1.6 million benefit associated with business combination accounting rules that was higher in the prior year than the third quarter of 2016

•	Partially offsetting these decreases were $4.0 million of increased bookings
Annual Dividend
In October 2016, the Company's Board of Directors approved an annual cash dividend of $1.32 per outstanding share, a 15% increase over prior year, on CDI’s Common stock, payable January 6, 2017, to shareholders of record on December 2, 2016. This year’s dividend announcement represents the sixth consecutive year of increased dividends.
Conference Call
A conference call regarding this news release is scheduled for Friday, October 28, 2016 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 4902637 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon EDT on Friday, October 28, 2016 and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”).
Adjusted EBITDA includes:

•	Changes in Big Fish Games deferred revenue;

•	50% of EBITDA of our joint venture, MVG;

•	25% of EBITDA of our SCH equity investment; and

•	Intercompany revenue and expense totals that are eliminated in the Condensed Consolidated Statements of Comprehensive Income
Adjusted EBITDA excludes:

•	Big Fish Games adjustments which include:

•	Acquisition-related charges, including the change in fair value of the Big Fish Games earnout and deferred consideration liability recorded each reporting period

•	Stock-based compensation expense;

•	Calder exit costs; and

•	Other charges and recoveries

The Company uses Adjusted EBITDA as a key performance measure of the results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results.
About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are a leader in brick-and-mortar casino gaming with gaming positions in six states, and we are the largest, legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world’s largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, a decrease in consumers’ discretionary income; additional or increased taxes and fees; restrictions in our debt facilities limiting our flexibility to operate our business; inability to identify and complete acquisition, expansion or divestiture projects on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; adverse infringement of the intellectual property of others; unauthorized disclosure of our source code; loss of key personnel; catastrophic events and system failures disrupting our operations; work stoppages and labor issues; failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using person information; security breaches and other security risks related to our technology, personal information, and proprietary information; inability to respond to rapid technological changes in a timely manner; payment-related risks, such as chargebacks for fraudulent credit card use; compliance with Foreign Corrupt Practices Act or applicable money-laundering regulations; public perceptions of integrity or other lack of confidence in our business; changes in the regulatory environment of our racing operations; unfavorable economic trends in the horseracing industry; increased competition in the horseracing business; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; difficulty in attracting sufficient number of horses and trainers for full field horseraces; weather conditions affecting our ability to conduct live racing; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; general risks related to real estate ownership, including fluctuations in market values; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; changes in regulatory environment related to casino regulations; increased competition in our casino business; geographic concentration in our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions would impose additional costs; changes in regulatory environment for our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; failing to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering; inability to retain current customers or attract new customers to our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; operating in an evolving and highly competitive market related to our Big Fish Games; inability to maintain relationships with third party mobile platforms related to our Big Fish Games; financial volatility quarter-to-quarter relating to our Big Fish Games; failure to develop and publish mobile games that achieve market acceptance; slower than expected growth in use of smartphone and tablet devices to facilitate game platforms; inability to secure new or ongoing content from third party development partners on favorable terms; programming errors or flaws or other technical difficulties, diminishing our customers’ experience; inability to protected our intellectual property; retaining quality personnel; and “cheating” programs, scam offers, black-markets and other actions by third parties that seek to exploit our games and players may affect our reputation and harm our operating results; and the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption).

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2016	2015	2016	2015
Net revenue:
Racing	$38.5	$38.8	$220.8	$218.0
Casinos	83.0	82.7	253.9	252.5
TwinSpires	54.7	50.4	172.3	156.5
Big Fish Games	122.3	103.6	369.6	300.0
Other Investments	4.5	4.0	12.9	12.1
Corporate	0.4	0.3	0.8	0.8
Total net revenue	303.4	279.8	1,030.3	939.9
Operating expense:
Racing	41.5	41.0	149.4	152.3
Casinos	61.4	60.8	182.8	182.9
TwinSpires	36.8	33.9	112.8	104.6
Big Fish Games	94.5	80.0	309.5	245.6
Other Investments	3.9	4.1	11.9	11.8
Corporate	0.5	0.5	1.5	2.3
Selling, general and administrative expense	27.6	24.7	75.3	68.3
Research and development	8.8	9.9	29.3	30.0
Calder exit costs	0.5	12.7	2.4	13.5
Acquisition-related charges	1.1	2.8	4.9	17.4
Total operating expense	276.6	270.4	879.8	828.7
Operating income	26.8	9.4	150.5	111.2
Other income (expense):
Interest income	—	—	—	0.2
Interest expense	(11.1)	(6.7)	(32.8)	(21.3)
Equity in income of unconsolidated investments	4.9	2.3	13.5	8.2
Miscellaneous, net	(0.2)	(0.1)	(0.3)	5.5
Total other income (expense)	(6.4)	(4.5)	(19.6)	(7.4)
Income before income tax provision	20.4	4.9	130.9	103.8
Income tax provision	(11.7)	(0.7)	(49.6)	(46.1)
Net income	$8.7	$4.2	$81.3	$57.7

Net income per common share data:

Basic net income	$0.52	$0.24	$4.85	$3.28

Diluted net income	$0.52	$0.24	$4.79	$3.26

Weighted average shares outstanding:
Basic	16.4	17.3	16.5	17.3
Diluted	16.9	17.8	17.0	17.7

Other comprehensive income (loss):
Foreign currency translation, net of tax	—	—	0.2	(0.4)
Other comprehensive income (loss)	—	—	0.2	(0.4)
Comprehensive income	$8.7	$4.2	$81.5	$57.3

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$56.9	$74.5
Restricted cash	31.3	29.7
Accounts receivable, net	50.8	67.8
Income taxes receivable	—	1.0
Software development, net	10.5	7.1
Other current assets	51.7	39.5
Total current assets	201.2	219.6
Property and equipment, net	573.3	573.2
Software development, net	5.2	3.2
Investment in and advances to unconsolidated affiliates	131.4	129.7
Goodwill	841.7	841.7
Other intangible assets, net	458.4	496.2
Other assets	13.5	13.8
Total assets	$2,224.7	$2,277.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53.9	$39.1
Purses payable	18.9	12.1
Account wagering deposit liabilities	22.1	20.4
Accrued expense	101.0	97.9
Income tax payable	22.0	—
Tax refund due to Big Fish Games former equity holders	—	0.4
Deferred revenue - Big Fish Games	86.3	81.3
Deferred revenue - all other	11.1	46.0
Big Fish Games deferred payment, current	28.6	28.1
Big Fish Games earnout liability, current	34.1	279.5
Current maturities of long-term debt	13.0	16.2
Dividends payable	—	19.1
Total current liabilities	391.0	640.1
Long-term debt, net of current maturities and loan origination fees	312.7	171.9
Notes payable, including premium and net of debt issuance costs	594.5	593.7
Big Fish Games deferred payment, net of current amount due	27.5	26.7
Big Fish Games earnout liability, net of current amount due	33.1	65.7
Deferred revenue - all other	21.4	16.1
Deferred income taxes	133.5	127.9
Other liabilities	15.6	18.1
Total liabilities	1,529.3	1,660.2
Commitments and contingencies	—	—
Preferred stock, no par value; 0.3 shares authorized; no shares issued	—	—
Common stock, no par value; 50.0 shares authorized; 16.6 shares issued at September 30, 2016 and 16.6 shares issued at December 31, 2015	130.7	134.0
Retained earnings	565.1	483.8
Accumulated other comprehensive loss	(0.4)	(0.6)
Total shareholders' equity	695.4	617.2
Total liabilities and shareholders' equity	$2,224.7	$2,277.4

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Nine Months Ended September 30,
(in millions)	2016	2015
Cash flows from operating activities:
Net income	$81.3	$57.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81.4	82.1
Software development amortization	11.7	5.8
Acquisition-related charges	4.9	17.4
Asset impairment loss	—	12.9
Gain on sale of equity investment	—	(5.8)
Dividend from investment in unconsolidated affiliates	12.3	11.0
Big Fish Games earnout payment	(19.7)	—
Equity in income of unconsolidated investments	(13.5)	(8.2)
Stock-based compensation	14.3	10.6
Other	1.5	1.6
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Other current assets and liabilities	11.7	(2.7)
Software development	(16.3)	(16.2)
Income taxes	28.1	38.1
Deferred revenue	(7.5)	13.3
Other assets and liabilities	(1.2)	5.6
Net cash provided by operating activities	189.0	223.2
Cash flows from investing activities:
Additions to property and equipment	(44.1)	(30.8)
Deferred payments to Big Fish Games former equity holders	—	(1.0)
Acquisition of gaming licenses	(2.5)	(2.3)
Proceeds from sale of equity investment	1.8	6.0
Other	(1.4)	(0.3)
Net cash used in investing activities	(46.2)	(28.4)
Cash flows from financing activities:
Borrowings on bank line of credit	564.7	382.4
Repayments of bank line of credit	(427.2)	(565.6)
Big Fish Games earnout payment	(261.9)	—
Tax refund payments to Big Fish Games equity holders	(0.4)	(11.8)
Payment of dividends	(19.1)	(17.4)
Repurchase of common stock	(20.0)	(7.2)
Windfall tax provision from stock-based compensation	—	4.2
Loan origination fees and debt issuance costs	(1.4)	—
Other	5.3	5.1
Net cash used in financing activities	(160.0)	(210.3)
Net decrease in cash and cash equivalents	(17.2)	(15.5)
Effect of exchange rate changes on cash flows	(0.4)	(1.3)
Cash and cash equivalents, beginning of period	74.5	67.9
Cash and cash equivalents, end of period	$56.9	$51.1

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2016	2015	2016	2015
Net revenue from external customers:
Racing:
Churchill Downs	$8.7	$7.9	$140.1	$136.7
Arlington	24.0	25.0	49.8	48.9
Fair Grounds	5.1	5.3	28.9	30.4
Calder	0.7	0.6	2.0	2.0
Total Racing	38.5	38.8	220.8	218.0
Casinos:
Oxford Casino	24.4	22.3	65.4	60.8
Riverwalk Casino	10.6	12.0	35.7	37.7
Harlow’s Casino	11.7	11.8	36.6	37.5
Calder Casino	19.0	18.5	59.8	58.7
Fair Grounds Slots	8.5	8.8	27.9	29.9
VSI	8.6	9.0	27.9	27.6
Saratoga	0.2	0.3	0.6	0.3
Total Casinos	83.0	82.7	253.9	252.5
TwinSpires	54.7	50.4	172.3	156.5
Big Fish Games:
Social casino	44.3	47.4	138.3	145.4
Casual and mid-core free-to-play	56.1	32.6	162.5	86.5
Premium	23.7	27.3	75.0	85.6
Fair value adjustments	(1.8)	(3.7)	(6.2)	(17.5)
Total Big Fish Games	122.3	103.6	369.6	300.0
Other Investments	4.5	4.0	12.9	12.1
Corporate	0.4	0.3	0.8	0.8
Net revenue from external customers	$303.4	$279.8	$1,030.3	$939.9

Intercompany net revenue:
Racing:
Churchill Downs	$0.9	$0.7	$8.2	$6.3
Arlington	1.9	1.7	4.5	4.1
Fair Grounds	—	—	1.0	0.9
Total Racing	2.8	2.4	13.7	11.3
TwinSpires	0.4	0.3	1.0	0.8
Other Investments	0.7	0.8	3.0	2.7
Eliminations	(3.9)	(3.5)	(17.7)	(14.8)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$41.3	$83.0	$55.1	$122.3	$5.2	$0.4	(3.9)	$303.4

Taxes & purses	(11.2)	(28.1)	(4.0)	—	—	—	—	(43.3)
Platform & development fees	—	—	—	(45.2)	—	—	—	(45.2)
Marketing & advertising	(1.1)	(3.0)	(1.0)	(26.3)	—	—	—	(31.4)
Salaries & benefits	(10.3)	(13.4)	(2.3)	(6.2)	(2.7)	—	0.1	(34.8)
Content expense	(3.9)	—	(26.0)	—	—	—	3.5	(26.4)
Selling, general & administrative expense	(4.0)	(5.4)	(3.0)	(4.4)	(0.9)	(2.2)	0.3	(19.6)
Research & development	—	—	—	(8.8)	—	—	—	(8.8)
Other operating expense	(10.5)	(10.0)	(4.5)	(3.9)	(0.9)	(0.2)	—	(30.0)
Other income (expense)	0.1	7.3	—	(0.3)	0.1	—	—	7.2
Change in deferred revenue(1)	n/a	n/a	n/a	(3.8)	n/a	n/a	n/a	(3.8)

Total segment Adjusted EBITDA	$0.4	$30.4	$14.3	$23.4	$0.8	$(2.0)	$—	$67.3

	Three Months Ended September 30, 2015
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$41.2	$82.7	$50.7	$103.6	$4.8	$0.3	(3.5)	$279.8

Taxes & purses	(11.2)	(27.5)	(3.6)	—	—	—	—	(42.3)
Platform & development fees	—	—	—	(36.1)	—	—	—	(36.1)
Marketing & advertising	(1.1)	(3.2)	(0.7)	(21.9)	—	—	—	(26.9)
Salaries & benefits	(9.5)	(12.8)	(2.6)	(5.4)	(2.8)	—	—	(33.1)
Content expense	(3.6)	—	(23.6)	—	—	—	3.1	(24.1)
Selling, general & administrative expense	(4.3)	(6.9)	(3.1)	(3.8)	(0.7)	(1.7)	0.3	(20.2)
Research & development	—	—	—	(9.9)	—	—	—	(9.9)
Other operating expense	(11.4)	(10.0)	(4.2)	(3.9)	(0.8)	(0.2)	0.1	(30.4)
Other income (expense)	0.2	4.4	0.2	(0.3)	—	—	—	4.5
Change in deferred revenue(1)	n/a	n/a	n/a	10.9	n/a	n/a	n/a	10.9

Total segment Adjusted EBITDA	$0.3	$26.7	$13.1	$33.2	$0.5	$(1.6)	$—	$72.2

(1) Change in deferred revenue is included in Adjusted EBITDA only for Big Fish Games.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Nine Months Ended September 30, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$234.5	$253.9	$173.3	$369.6	$15.9	$0.8	(17.7)	$1,030.3

Taxes & purses	(52.7)	(84.6)	(8.8)	—	—	—	—	(146.1)
Platform & development fees	—	—	—	(135.2)	—	—	—	(135.2)
Marketing & advertising	(3.8)	(9.5)	(5.2)	(106.2)	—	—	0.3	(124.4)
Salaries & benefits	(31.4)	(38.2)	(6.9)	(18.4)	(8.2)	—	—	(103.1)
Content expense	(12.0)	—	(83.4)	—	—	—	16.2	(79.2)
Selling, general & administrative expense	(11.9)	(15.8)	(8.6)	(13.6)	(2.5)	(6.2)	1.0	(57.6)
Research & development	—	—	—	(29.3)	—	—	—	(29.3)
Other operating expense	(38.8)	(29.4)	(15.6)	(11.8)	(2.6)	(0.5)	0.2	(98.5)
Other income (expense)	0.4	21.6	—	(1.2)	0.3	—	—	21.1
Change in deferred revenue(1)	n/a	n/a	n/a	5.0	n/a	n/a	n/a	5.0

Total segment Adjusted EBITDA	$84.3	$98.0	$44.8	$58.9	$2.9	$(5.9)	$—	$283.0

	Nine Months Ended September 30, 2015
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$229.3	$252.5	$157.3	$300.0	$14.8	$0.8	$(14.8)	$939.9

Taxes & purses	(52.3)	(83.4)	(8.2)	—	—	—	—	(143.9)
Platform & development fees	—	—	—	(103.0)	—	—	—	(103.0)
Marketing & advertising	(5.4)	(9.4)	(3.7)	(76.7)	—	—	0.2	(95.0)
Salaries & benefits	(30.3)	(38.2)	(7.5)	(16.5)	(8.3)	—	—	(100.8)
Content expense	(11.3)	—	(75.9)	—	—	—	13.6	(73.6)
Selling, general & administrative expense	(13.0)	(17.9)	(8.6)	(12.6)	(1.8)	(4.5)	0.7	(57.7)
Research & development	—	—	—	(30.0)	—	—	—	(30.0)
Other operating expense	(41.2)	(31.3)	(14.1)	(10.9)	(2.4)	(1.5)	0.3	(101.1)
Other income (expense)	0.5	14.3	—	(0.8)	0.1	—	—	14.1
Change in deferred revenue(1)	n/a	n/a	n/a	32.0	n/a	n/a	n/a	32.0

Total segment Adjusted EBITDA	$76.3	$86.6	$39.3	$81.5	$2.4	$(5.2)	$—	$280.9

(1) Change in deferred revenue is included in Adjusted EBITDA only for Big Fish Games.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2016	2015	2016	2015
Reconciliation of segment Adjusted EBITDA to comprehensive income:
Racing	$0.4	$0.3	$84.3	$76.3
Casinos	30.4	26.7	98.0	86.6
TwinSpires	14.3	13.1	44.8	39.3
Big Fish Games	23.4	33.2	58.9	81.5
Other Investments	0.8	0.5	2.9	2.4
Corporate	(2.0)	(1.6)	(5.9)	(5.2)
Total segment Adjusted EBITDA	67.3	72.2	283.0	280.9
Change in Big Fish Games deferred revenue [1]	3.8	(10.9)	(5.0)	(32.0)
Selling, general and administrative:
Stock-based compensation expense [2]	(4.9)	(4.5)	(14.3)	(10.6)
Other charges [3]	(3.1)	—	(3.4)	—
Other income (expense):
Equity investments - interest, depreciation and amortization expense [4]	(2.5)	(2.2)	(7.5)	(6.4)
Other (charges) and recoveries, net [5]	—	(0.1)	(0.4)	6.0
Big Fish Games adjustments [6]	(1.1)	(2.8)	(4.9)	(17.4)
Calder exit costs [7]	(0.5)	(12.7)	(2.4)	(13.5)
Depreciation and amortization	(27.5)	(27.4)	(81.4)	(82.1)
Interest (expense) income, net	(11.1)	(6.7)	(32.8)	(21.1)
Income before income tax provision	20.4	4.9	130.9	103.8
Income tax provision	(11.7)	(0.7)	(49.6)	(46.1)
Net income	8.7	4.2	81.3	57.7
Foreign currency translation, net of tax	—	—	0.2	(0.4)
Comprehensive income	$8.7	$4.2	$81.5	$57.3

1.	Value of deferred revenue balances assumed as part of acquisitions that are adjusted down to fair value

2.	Value of compensation expense to named executive officers and other key executives based upon restricted stock awards and other awards based on achieving certain key performance metrics

3.	Accrual related to potential liability for non-filing of federal withholding tax information for certain casino customers and severance and relocation expenses related to TwinSpires

4.	Interest, depreciation and amortization expense from equity investments

5.	Proceeds from sale of HRTV and other expenses

6.	Acquisition-related charges, including the change in fair value of the Big Fish Games earnout and deferred consideration liability recorded each reporting period

7.	Demolition costs related to the removal of the Calder grandstand

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2016	2015	2016	2015
Corporate allocated expense:
Racing	$(1.5)	$(1.7)	$(4.3)	$(5.4)
Casinos	(1.8)	(2.7)	(5.0)	(6.0)
TwinSpires	(1.3)	(1.6)	(3.9)	(3.7)
Big Fish Games	(0.8)	(0.8)	(2.1)	(2.3)
Other Investments	(0.4)	(0.1)	(1.1)	(0.3)
Corporate allocated expense	5.8	6.9	16.4	17.7
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2016	2015	2016	2015
Casino revenue	$36.1	$32.1	$108.7	$97.2
Non-casino revenue	1.2	1.5	5.2	5.3
Net revenue	37.3	33.6	113.9	102.5
Operating and SG&A expense	26.4	24.6	79.7	74.2
Adjusted EBITDA	10.9	9.0	34.2	28.3
Depreciation & amortization expense	3.4	3.3	9.9	9.6
Operating income	7.5	5.7	24.3	18.7
Interest and other expense, net	(0.8)	(1.0)	(2.6)	(3.2)
Net income	$6.7	$4.7	$21.7	$15.5

(in millions)	September 30, 2016	December 31, 2015
Assets
Current assets	$15.0	$24.5
Property and equipment, net	112.1	119.7
Other assets, net	107.3	106.6
Total assets	$234.4	$250.8

Liabilities and Members' Equity
Current liabilities	$11.3	$21.6
Current portion of long-term debt	8.3	8.3
Long-term debt, excluding current portion	15.7	20.5
Other liabilities	0.1	0.1
Members' equity	199.0	200.3
Total liabilities and members' equity	$234.4	$250.8